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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 27, 2001

SOURCE CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	00-12199	91-0853890
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8811 East Mission Avenue, Spokane, Washington 99212 (Address of principal executive offices) (Zip Code)
(509) 928-0908 (Registrant's telephone number, including area code)
1825 North Hutchinson Road, Spokane, Washington 99212 (Former Name or Former Address, if Changed Since Last Report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.  Other Events.

    On June 27, 2001, Sterling Financial Corporation, a Washington corporation ("Sterling"), announced that it had entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Source Capital Corporation, a Washington corporation ("Source"). Source will be merged with and into Sterling Interim Corporation, a wholly-owned second-tier subsidiary of Sterling (the "Merger"), with Source being the surviving corporation.

    Under the terms of the Merger Agreement, each share of Source common stock will be converted into shares of Sterling common stock at an initial price of approximately $7.50 per share on the date of the definitive agreement. The initial price will float within a range based upon the trading prices of Sterling's common stock prior to the completion of the merger, with a maximum and minimum number of shares to be issued by Sterling in exchange for all outstanding shares of Source common stock.

    The Merger will be structured as a reorganization under Section 368 (a) of the Internal Revenue Code of 1986, as amended and will be accounted for as a "purchase." In addition, Source has granted to Sterling an option to purchase up to 19.9% of Source's common stock currently outstanding. Certain shareholders of Source have agreed to vote to approve the merger. The Merger is anticipated to close by the end of October 2001, subject to the approval of Source's shareholders and customary conditions.

    The press release jointly issued by Sterling and Source announcing the Merger is included as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference (the "Press Release").

    On June 28, 2001, at 11:00 a.m. EDT, Sterling and Source will hold a teleconference for investors, analysts and other interested parties regarding the Merger (the "Meeting"), which will be accessible via conference call. Information regarding the Meeting is included in the Press Release.

Item 7.  Financial Statements, Pro Forma Financial Statements, and Exhibits.

  (c)
  Exhibits.

  99.1
  Press Release, dated as of June 27, 2001, jointly issued by Sterling Financial Corporation and Source Capital Corporation.

    This Current Report on Form 8-K (including information included or incorporated by reference herein) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about (i) the benefits of the merger between Sterling and Source, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; (ii) Sterling's and Source's plans, objectives, expectations and intentions and other statements contained in this presentation that are not historical facts; and (iii) other statements identified by words such as "expects," anticipates," "intends," "plans," "believes," "seeks," "estimates," or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of the management of Sterling and Source and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control.

    In addition, such forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in the forward-looking statements.

    The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the business of Sterling and Source may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) the expected cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger; (4) adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the stockholders of

Source may fail to approve the merger; (6) adverse governmental or regulatory policies may be enacted; (7) the interest rate environment may further compress margins and adversely affect net interest income; (8) results may be adversely affected by continued diversification of assets and adverse changes to credit quality; (9) competition from other financial services companies in Sterling's and Source's markets; and (10) an economic slowdown could adversely affect credit quality and loan originations. Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Sterling's and Source's reports (such as Annual Reports on Form 10-K and 10-KSB, Quarterly Reports on Form 10-Q and 10-QSB and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the SEC's Internet site (http://www.sec.gov).

    Sterling and Source caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Sterling or Source or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Sterling and Source do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

S I G N A T U R E

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SOURCE CAPITAL CORPORATION (Registrant)
June 27, 2001 Date	By:	/s/ D. Michael Jones D. Michael Jones President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release

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INFORMATION TO BE INCLUDED IN THE REPORT
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EXHIBIT INDEX